SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT
OF 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [    ]

Check the appropriate box:
[   ]	Preliminary Proxy Statement
[ X ]	Definitive Proxy Statement
[   ]	Definitive Additional Materials
[   ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-	12

                        THE INTERGROUP CORPORATION
             (Name of Registrant as Specified In Its Charter)
                        THE INTERGROUP CORPORATION
                (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[  ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or	14a-6(j)(2).
[  ] $500 per each party to the controversy pursuant to Exchange Act Rule
     14a-6(i)(3).
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:  ___

(4)	Proposed maximum aggregate value of transaction:

Set forth the amount on which the filing fees is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(3) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

                      THE INTERGROUP CORPORATION
                  2121 AVENUE OF THE STARS, SUITE 2020
                    LOS ANGELES, CALIFORNIA 90067
                           (310) 556-1999
                         ___________________

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON JANUARY 13, 1998

To the Shareholders of
	The Intergroup Corporation

	NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of The Intergroup Corporation (the "Corporation") will be held in the Park Hyatt Los Angeles Hotel, 2151 Avenue of the Stars, Century City,
California, on January 13, 1998 at 2:00 P.M. for the following purposes:

(1)	to elect two Class A Directors to serve until the 2000 Annual Meeting and until their successors shall have been duly elected and qualified;

(2) to ratify the retention of Price Waterhouse LLP as independent public accountants for the Corporation; and

(3)	to transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

    Only Shareholders of record at the close of business on November 28, 1997 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

    Your proxy is important whether you own a few or many shares.
Please check the appropriate boxes in the enclosed proxy and sign, date and mail it today in the accompanying self-addressed postage-paid envelope. Return the proxy even if you plan to attend the meeting. You may always revoke your proxy and vote in person.

Dated: December 8, 1997
                                       By order of the Board of Directors,


                                       /s/ Gregory C. McPherson
                                       Gregory C. McPherson
                                       Assistant Secretary

                        THE INTERGROUP CORPORATION
                   2121 AVENUE OF THE STARS, SUITE 2020
                      LOS ANGELES, CALIFORNIA 90067
                            (310) 556-1999

                            PROXY STATEMENT

                    ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD JANUARY 13, 1998

This Proxy Statement is furnished by the Board of Directors (the "Board") of The Intergroup Corporation (the "Corporation"), a corporation formed under the laws of the State of Delaware, in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on January 13, 1998 or at any adjournment or adjournments thereof. At such meeting, the Shareholders will consider and act on the proposals enumerated in the foregoing Notice of Meeting. Only Shareholders of record at the close of business on November 28, 1997 are entitled to notice of, and to vote, at the Annual Meeting.

Each shareholder is entitled to cast, in person or by proxy, one vote for each share held of record at the close of business on November 28, 1997. As of October 31, 1997 there were outstanding 953,649 shares of common stock, par value $.01 per share (the "Common Stock"), the only outstanding voting security of the Corporation. The shares were held of record by approximately 1,394 Shareholders as of October 31, 1997.

The Annual Meeting will address business pertaining to the fiscal year ended June 30, 1997 (the "1997 Fiscal Year"). The proxies named in the accompanying Form of Proxy will vote the shares represented thereby if the proxy appears to be valid on its face, and where specification is indicated as provided in such proxy, the shares represented will be voted in accordance with such specification. If no specification is made, the shares represented by proxies in the form solicited will be voted (1) to elect two Board nominees for Class A Directors for a three-year term expiring at the 2000 Annual Meeting of Shareholders; (2) for the ratification of the retention of Price Waterhouse LLP as the Corporation's independent public accountants for the fiscal year ending June 30, 1998. A Shareholder may revoke his or her Proxy at any time before it is exercised by filing with the Secretary of the Corporation at its principal executive offices in Los Angeles, California a written notice of revocation or a duly executed Proxy bearing a later date, or by appearing in person at the Annual Meeting and expressing a desire to vote his or her shares in person.

This Proxy Statement and the accompanying Proxy were first sent or given to the Shareholders on or about December 8, 1997.

                               PROPOSAL I
                      Election of Class A Directors

The Corporation's Certificate of Incorporation provides that the Board of Directors shall consist of not more than nine nor less than five members. The exact number of Directors, presently five, is fixed by the Board prior to each year's Annual Meeting of Shareholders. As authorized in the bylaws of the Corporation, the Board of Directors is expected to fill the vacancy created by the resignation of Mr. Howard A. Jaffe by electing a successor to fill the unexpired term of his office prior to the Annual Meeting. The Board is divided into three staggered classes, each class having not less than one nor more than three members. Each Director is elected to serve for a three-year term, and until the election and qualification of his or her successor. When vacancies on the Board occur, due to resignation or otherwise, the Directors then in office may continue to exercise the powers of the Directors and a majority of such directors may select a new Director to fill the vacancy. Any Director may resign at any time. Any Director may be removed by the vote of, or written consent of, the holders of a majority of the shares of Common Stock outstanding at a special meeting called for the purpose of removal or to ratify the recommendation of a majority of the Directors that such Director be removed.

The term of the Class A Directors expires at the Annual Meeting.  The
Board proposes Mr. John V. Winfield and Mr. Josef A. Grunwald as Class A Directors to serve until the 2000 Annual Meeting and until the election and qualification of their successors. The Board of Directors has been informed that the nominees have consented to being named as nominees and are willing to serve as Directors if elected. However, if any nominee should be unable, or declines to serve, it is intended that the proxies will be voted for such other person as the proxies shall, in their discretion, designate. Unless otherwise directed in the accompanying
Proxy, the person's name therein will vote FOR the election of this nominee.

                    DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the Directors and Executive Officers of the Corporation:

                        Position with
Name                    the Corporation          Age    Term to Expire
Class A Directors
John V. Winfield      Chairman of the             51    1997 Annual Meeting
(1)(4)                Board, President and
                      Chief Executive Officer

Josef A. Grunwald     Director                    49    1997 Annual Meeting
(2)(3)

Class B Director (6)
William J. Nance
(1)(2)(3)(4)(5)       Director and Treasurer      53    1998 Annual Meeting

Class C Director
Mildred Bond
Roxborough            Director                    70    1999 Annual Meeting
(1)(2)(3)(4)

Other Executive
Officer
Gregory C. McPherson  Executive Vice President,   38     N/A
                      Assistant Secretary and
                      Assistant Treasurer
______________
(1)  Member of the Executive Committee
(2)  Member of the Administrative and Compensation Committee
(3)  Member of the Audit and Finance Committee
(4)  Member of the Real Estate Investment Committee
(5)  Member of the Nominating Committee
(6) Mr. Howard A. Jaffe was Chief Operating Officer, Secretary of the Company and Vice Chairman of the Board during the 1997 Fiscal Year. Mr. Jaffe resigned in July 1997 from all offices held (see Note 12 to the Consolidated Financial Statements on Form 10-KSB at June 30, 1997).

In July 1997, Mr. Howard A. Jaffe, then an officer and director of the Corporation, sent a letter to the Board of Directors which purported to detail certain alleged improprieties pertaining to the Chief Executive Officer and the Corporation relating to its securities trading policies and operations and its employment practices. On July 25, 1997, the Board of Directors authorized the Audit and Finance Committee and its Administrative and Compensation Committee (comprised of the Corporation's directors other than Messrs. Winfield and Jaffe) to conduct a thorough independent investigation of Mr. Jaffe's allegations and Mr. Jaffe's job performance as an officer of the Corporation. Mr. Howard A. Jaffe resigned from the Board of Directors on July 28, 1997. The Corporation believes that Mr. Jaffe is a disgruntled former employee of the Corporation who has made demands for substantial payments from the Corporation and that Mr. Jaffe's allegations of improprieties are without merit. The Committees charged with investigating these matters has not yet made its report to the Board of Directors.

Business Experience:
The principal occupation and business experience during the last five years for each of the Directors and Executive Officers of the Corporation are as follows:

John V. Winfield -- Mr. Winfield was first appointed to the Board in 1982. He currently serves as the Company's Chairman of the Board, President and Chief Executive Officer, having first been appointed as such in 1987. Mr. Winfield also serves as President, Chairman and Chief Executive Officer of Santa Fe Financial Corporation and Portsmouth Square, Inc.; Director of Healthy Planet Products, Inc., and as Director for Orckit Communications, Ltd.

Josef Grunwald -- Mr. Grunwald is an industrial, commercial and residential real estate developer. He serves as Chairman of PDG N.V. (Belgium), a hotel management company, and President of I.B.E. Services S.A. (Belgium), an international trading company. Mr. Grunwald was first elected to the Board in 1987. Mr. Grunwald also serves as Director of Portsmouth Square, Inc.

William J. Nance -- Mr. Nance is a certified public accountant and private consultant to the real estate and banking industries. He also serves as President of Century Plaza Printer, Inc. Mr. Nance was first elected to the Board in 1984. He was appointed Treasurer, Chief Operating Officer and Chief Financial Officer in 1987. Mr. Nance resigned as Chief Operating Officer and Chief Financial Officer in January 1990 but continues to serve as Treasurer. Mr. Nance is also Vice President and Director of Santa Fe Financial Corporation and Vice President, Secretary and Director of Portsmouth Square, Inc.

Mildred Bond Roxborough -- Ms. Roxborough has been Director of Development and Special Programs of the National Association for the Advancement of Colored People (NAACP) since 1986. Her responsibilities include planning and implementing fundraising programs to support the Association's national programs and developing and overseeing Special Programs on national issues. She also serves as Vice Chairman of the Board of Directors of America's Charities Federation, Chairman of its Membership and Personnel Committees and member of its Long Range Planning Committee; and Member of the Board of Directors of Morningside Health and Retirement Service, Member of Personnel Committee of

Morningside Heights Housing Corporation. Ms. Roxborough was first appointed to the Company's Board in 1984 and served as Vice Chairman from 1987 through 1994.

Gregory C. McPherson -- Mr. McPherson joined the Company in March 1993. Mr. McPherson was a private financial and strategic advisor from January 1992 to March 1993 to companies in various industries. From July 1989 to December 1991, Mr. McPherson served as Vice President in the Investment Banking and Corporate Finance Department of Kemper Securities Group, Inc. From September 1987 to June 1989, Mr. McPherson attended the Harvard Business School where he received his M.B.A. and during that time was with Prudential Bache Capital Funding in their Mergers & Acquisitions and Financial Restructuring Group. For the seven years prior to attending the Harvard Business School, Mr. McPherson was a manager at the public accounting firm of Price Waterhouse LLP. Mr. McPherson is a Certified Public Accountant.

Committees

The Corporation has an Executive Committee which meets in lieu of the Board upon the request of the Chairman of the Committee. Mr. Winfield is Chairman of the Executive Committee. The Committee held five meetings during the 1997 Fiscal Year.

Mr. Nance serves as Chairman of the Corporation's Administrative and Compensation Committee, which administers the Phantom Stock Program (defined below) and reviews executive salaries. This committee held one meetings during the 1997 Fiscal Year.

The Audit and Finance Committee is chaired by Mr. Nance. It held one meeting during the 1997 Fiscal Year. This committee meets with the Corporation's personnel and with representatives of the Corporation's independent public accountants to review internal auditing procedures and matters relating to the annual audit of the Corporation's financial statements, and recommends to the Board the appointment of the independent certified public accountants.

The Corporation has a Real Estate Investment Committee which is chaired by Ms. Roxborough. This committee held two meetings during the 1997 Fiscal Year. The Real Estate Investment Committee reviews potential acquisitions and dispositions of property.

The Corporation's Nominating Committee is chaired by Mr. Nance. The committee held one meeting during the 1997 Fiscal Year. The Nominating Committee selects nominees for election or re-election of directors and officers.

The Board held ten meetings during the 1997 Fiscal Year. No Director attended (whether in person, telephonically, or by written consent) less than 75% of all meetings held during the period of time he or she served as Director during the 1997 Fiscal Year. No Director attended less than 75% of all meetings of committees on which he or she served.

                       EXECUTIVE COMPENSATION

Executive Officers Compensation
The following table sets forth on an accrual basis all direct remuneration paid by the Corporation to the Executive Officers of the Corporation for the 1997 Fiscal Year, the 1996 Fiscal Year and the 1995 Fiscal Year, whose aggregate direct remuneration exceeded $100,000. Estimated annual benefits upon retirement will include allocations under the ESOP (defined below). Such benefits are not currently determinable because the plan is voluntary and employee contributions and allocations under the plan are discretionary. There are currently no employment contracts with the Executive Officers. No Long-Term Compensation Awards or Payouts were made, and no Options or Stock Appreciation Rights ("SARs") were granted, during the 1997 Fiscal Year, 1996 Fiscal Year or 1995 Fiscal Year.

Name and Principal                                      Other Annual
Position                 Year     Salary       Bonus    Compensation
John V. Winfield         1997    $102,078 (1)
Chairman, President      1996    $195,650                $36,622(2)
and Chief Executive      1995    $204,156                $56,114(2)
Officer

Gregory C. McPherson     1997     $97,082 (3)
Executive Vice           1996    $191,655
President; Assistant     1995    $172,704      $50,000
Secretary and Assistant
Treasurer

Howard A. Jaffe (4)      1997    $300,000
Vice Chairman, Chief     1996    $300,000
Operating Officer and    1995    $300,000
Secretary
___________________
(1) Mr. Winfield is the president and Chairman of the Board of Santa Fe Financial Corporation and Portsmouth Square, Inc., and received $101,220 of compensation from those entities during the 1997 Fiscal Year.
(2) Amounts include an auto allowance and imputed interest on a note due the Company. The amount of compensation relating to interest on the note was approximately $24,000 for Fiscal Year 1996 and $43,000 for Fiscal Year 1995. The note receivables in connection with the stock options was paid in full in March 1996. The remaining amount is for the auto allowance.
(3) Mr. McPherson is a consultant of Portsmouth Square, Inc., and received consulting fees of $86,282 during the 1997 Fiscal Year.
(4) Mr. Jaffe resigned in July 1997.

Employee Stock Ownership Plan and Trust ("ESOP")
In April 1986, the Corporation established an Employee Stock Ownership Plan and Trust ("ESOP"), effective July 1, 1985, which enabled eligible employees to receive an ownership interest in Common Stock. The
Corporation did not make ESOP contributions during the 1997 Fiscal Year.

Phantom Stock Program
The Corporation maintains a "phantom" stock program which provides for the issuance of up to 40,000 units with each unit being equivalent to one share of Common Stock. Participants in the program are credited with the incremental value in shares of Common Stock and dividend equivalents over a five-year period from the date of award. One-fifth of such credits in each participant's account vest on the first anniversary date of the award and an additional one-fifth vest on each of the next four anniversary dates. No units were granted in the 1997 Fiscal Year and, as of June 30, 1997, no units were outstanding.

Stock Incentive Plan
In 1987, the Board approved a Stock Incentive Plan providing for the issuance of up to 125,000 shares of Common Stock pursuant to the exercise of stock options granted under the plan. The plan also provides for the issuance of SARs which may be granted in connection with or without relation to the stock options. The plan was approved by the Corporation's Shareholders in 1988. In conjunction with the Stock Incentive Plan, the Board approved the grant of an option to the Corporation's president for the purchase of 125,000 shares of Common Stock at an exercise price of $11.50. This action was also approved by the Shareholders in 1988. No options or SARs were granted under this plan in Fiscal 1997. As of June 30, 1997, 125,000 options had been exercised and no options to purchase shares of Common Stock remain outstanding.

Compensation of Directors
The Corporation's arrangements for compensation of Directors is as follows: the Chairman of the Board of Directors is eligible to receive $9,000 per annum; each other Director is eligible to receive a fee of $4,000 per annum and a fee of $300 for each Board or committee meeting attended; and each Director who is a chairman of a committee of the Board of Directors is eligible to receive $350 for each committee meeting which he or she chairs. The Directors who are also Executive Officers do not receive any fee for attending either meetings of the Board or of any Board committee.

Except for the foregoing, there are no other arrangements for compensation of Directors and there are no employment contracts between the Company and its Directors.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 31, 1997, certain information with respect to the beneficial ownership of Common Stock owned by: (i) those persons or groups known by the Corporation to own more than five percent of the outstanding shares of Common Stock, (ii) each Director, nominee for Director and Executive Officer, and (iii) all Directors and Executive Officers as a group.

Name and Address of          Amount and Nature
Beneficial Owner             of Beneficial Owner(1)    Percentage(2)

John V. Winfield                411,249(3)                43.1%
2121 Avenue of the Stars
Los Angeles, CA 90067

Josef A. Grunwald                32,465                    3.4%

William J. Nance                 17,000                    1.8%

Mildred Bond Roxborough           1,045                     *

Gregory C. McPherson              3,703(4)                  *

All Directors and
Executive Officers as a
Group (5 persons)               473,551                   48.8%
______________________
*  Ownership does not exceed 1%.

(1) Unless otherwise indicated and subject to applicable community property laws, each person has sole voting and investment power with respect to the shares beneficially owned.

(2) Percentages are calculated on the basis of 953,649 shares of Common Stock outstanding at October 31, 1997.

(3) Includes 13,549 shares allocated to Mr. Winfield under the ESOP. Does not include an additional 6,457 shares held by the ESOP with respect to which Mr. Winfield, as trustee, would have the power to vote if voting instructions are not provided by the participants on a timely basis.

(4)  Includes 1,303 shares allocated to Mr. McPherson under the ESOP.

            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
In March 1996, the Corporation's president paid in full the $830,173 outstanding balance of the note relating to his 1986 exercise of stock options.

In May 1996, the Corporation's president exercised an option to purchase 125,000 shares of Common Stock at a price of $11.50 per share through a full recourse note due the Corporation on demand, but in no event later than May 2001. The note bears interest floating at the lower of 10% or the prime rate (8.50% at June 30, 1997) with interest payable quarterly. During the 1997 Fiscal Year, the president of the Corporation made interest payments of $134,170 in connection with the note relating to his 1996 exercise of stock options. The balance of the note receivable at June 30, 1997 was $1,437,500.

The Corporation's president directs the investment activity of the Corporation in public and private markets pursuant to the authority granted by the Board of Directors. The Chief Executive Officer and members of his immediate family have at times invested in the same companies in which the Corporation has invested. The Corporation encourages such investments because it places personal resources of the Chief Executive Officer and his family members at risk in connection with investment decisions made on behalf of the Corporation. Following allegations concerning the president made by a former officer and director of the Corporation, the Board of Directors authorized committees of the Board to conduct a thorough and independent review of such matters, including the Corporation's practices in this regard. That review has not been completed (see "Directors and Executive Officers" and Report on Form 8-K dated August 4, 1997).

                                 PROPOSAL II

Ratification of Appointment of Auditors
The Board has appointed Price Waterhouse LLP, Certified Public Accountants, to continue as the Corporation's auditors and to audit the books of account and other records of the Corporation and its consolidated operating subsidiaries for the fiscal year ending June 30, 1998. The Board expects that representatives of Price Waterhouse LLP will be present at the Annual Meeting to respond to appropriate questions from Shareholders, and the Board will provide these representatives with an opportunity to make a statement if they desire to do so.

The appointment of Price Waterhouse LLP as the Corporation's auditors for the fiscal year ending June 30, 1998 is being submitted to the Shareholders for ratification. The Board recommends that the Shareholders vote FOR the ratification of the appointment of Price Waterhouse LLP. Ratification requires the affirmative vote of a majority of the shares represented and voted at the Annual Meeting. If the appointment of Price Waterhouse LLP is not ratified by the Shareholders, the Board will consider the appointment of other auditors for the fiscal year ending June 30, 1998.

   COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Under the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission, Directors and Executive Officers of the Corporation, as well as persons holding more than 10% of the Corporation's Common Stock, are required to file reports showing their initial ownership of the Corporation's Common Stock and any subsequent changes in that ownership with the Securities and Exchange Commission and all exchanges on which the Corporation's securities are registered by certain specified due dates. Based solely on the Corporation's review of copies of such reports furnished to the Corporation and written representations that no other reports were required to be filed during Fiscal 1997, all such reports that were required were filed on a timely basis.

                         OTHER BUSINESS

As of the date of this Proxy Statement, the Board does not know of any matters to be presented at the Annual Meeting other than those set forth in the attached Notice of Annual Meeting. If any other matters properly come before the Annual Meeting including matters incident to the conduct of the Annual Meeting, the holders of the proxies will vote on those matters at their discretion.

                      SHAREHOLDER PROPOSALS

It is presently anticipated that the 1998 Annual Meeting of Shareholders will be held on or around December 8, 1998. Shareholders desiring to exercise their rights under the Proxy Rules of the Securities and Exchange Commission to submit proposals for consideration by the Shareholders at the 1998 Annual Meeting are advised that their proposals must be received by the Corporation no later than June 30, 1998 in order to be eligible for inclusion in the Corporation's Proxy Statement and Form of Proxy relating to that meeting.

                              GENERAL

The Corporation will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement and the enclosed form of Proxy, and of soliciting Proxies. The Corporation will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for their reasonable out-of-pocket expenses in connection with those solicitations. The original solicitation of Proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers and other regular employees of the Corporation, but no additional compensation will be paid to such individuals.

A copy of the Corporation's Form 10-KSB for the 1997 Fiscal Year will be furnished, upon request, to any Shareholder. A copy of the 1997 Annual Report is being sent to the Shareholders with this Proxy Statement. The Annual Report is not to be considered part of the soliciting material.

                         By Resolution of the Board of Directors

                         THE INTERGROUP CORPORATION

                         Gregory C. McPherson,	Assistant Secreatary

Dated:   Los Angeles, California
         December 8, 1997